UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2008

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 7, 2008, Quicksilver issued a press release announcing that its Board had authorized a two-for-one common stock split in the form of a dividend of one share of common stock on each share of common stock outstanding as of the close of business on January 18, 2008 (the “Record Date”). The dividend will be paid on January 31, 2008 to stockholders of record as of the Record Date.

Effective January 31, 2008, in accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended, the number of shares of Quicksilver common stock registered for sale under the Securities Act by Registration Statement No. 333-92196, which remain unsold as of the close of business on the Record Date, will be increased to reflect the two-for-one common stock split in the form of a dividend.

Pursuant to the terms of Quicksilver’s Amended and Restated Rights Agreement, in connection with the dividend, effective January 31, 2008, the exercise price of each right to purchase one one-thousandth of one share of the Series A Junior Participating Preferred Stock of Quicksilver will be adjusted from $180 to $90.  The rights become exercisable only upon the occurrence of events specified in the Amended and Restated Rights Agreement.  The exercise price is subject to further adjustment as provided in the Amended and Restated Rights Agreement.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated January 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President - Chief Financial Officer

Date: January 7, 2008

Index to Exhibits

Exhibit Number	Description
99.1	Press Release dated January 7, 2008.